AGREEMENT dated as of December 30, 1993 among JWP INC.
("Seller"), Resource Recycling Technologies, Inc. (the
"Company") and the purchasers whose names appear on Schedule A hereto (the "Purchasers").

                      W I T N E S S E T H:

     WHEREAS, the Purchasers are purchasing from Seller an aggregate of 914,806 shares of Common Stock, $1.00 par value
(the "Shares"), of the Company on the terms and conditions described below, and

     WHEREAS, in connection with such purchase and sale, the Company has agreed to register the Shares on terms as provided herein,

     NOW THEREFORE, the parties hereto agree as follows:

     1. Purchase and Sale. (a) Each Purchaser hereby agrees to purchase from Seller, and the Seller hereby agrees to sell to such Purchaser, all Seller's right, title and interest in and to the number of Shares set forth opposite such Purchaser's name on Schedule A hereto, in consideration for the payment of the purchase price set forth opposite such Purchaser's name on Schedule A (the "Purchase Price"), constituting an aggregate purchase price for all Shares of $2,391,365.75 ($2.625 x 914,806 Shares, less a $10,000 allowance for costs).

          (b) The closing (the "Closing") of the purchase and sale of the Shares hereunder shall be held at the offices of Allen & Company Incorporated, New York, New York, on the fifth business day following execution hereof, or at such other time as the parties shall mutually agree (the "Closing Date"). At the Closing,

               (i) Each Purchaser shall deliver to Seller the Purchase Price for the Shares purchased by such Purchaser by wire transfer to the account of such Seller, designated by Seller, by notice to Purchaser, no later than two business days prior to the Closing Date; and

               (ii) Seller shall cause to be delivered to each Purchaser certificates for the Shares being purchased by such Purchaser, in duly registered form, duly executed by the appropriate officers of the Company and countersigned by the Company's transfer agent.

          (c) Purchasers are acquiring all Seller's right, title and interest in and to the Shares but are not acquiring any rights or assuming any obligations under the Agreement dated as of August 29, 1991 between Seller and the Company (the "August 1991 Agreement"), including without limitation the special Board of Directors representation privileges pursuant to
Section 1.02 thereof. All rights and obligations of Seller and the Company under the August 1991 Agreement shall terminate upon the consummation of the purchase and sale of the Shares hereunder.

     2. Representations and Warranties of Seller. Seller hereby represents and warrants to Purchasers as follows:

          (a) Seller has taken all action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (2) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby on the part of Seller, (i) requires, or will require, the consent, approval, authorization or order of, giving of notice to, or the registration with, any court or any federal, state or other governmental authority, agency or instrumentality or any other person or (ii) constitutes, or with lapse of time or giving of notice of both will constitute, a breach of or default under or a basis for nonperformance by another party under any agreement, instrument or other obligation binding upon Seller.

          (c) There is no action, suit or proceeding pending or threatened against or affecting Seller or Seller's property before any court, arbitrator or governmental body, agency or official which in any manner involves the Shares or draws into question the validity of this Agreement, the Seller's interest in the Shares, Seller's power or authority to sell or transfer the Shares or any other action to be taken by Seller pursuant hereto, provided that the Closing Date occurs prior to the entry of any order for relief in the United States Bankruptcy Court involving the involuntary petition currently pending with respect to Seller.

          (d)  As of the date hereof, and as of the Closing
Date, Seller is and will be the record and beneficial owner of, and has and will have full right, title and interest in and to, all of the Shares, free and clear of any lien, claim encumbrance, security interest or other defect in title. At the Closing Date, the Shares will not be subject to any transfer restrictions (other than restrictions imposed by applicable state or federal securities laws), voting trusts or agreements or any other restrictions, obligations or rights of any party. At the Closing Date, Seller will transfer to Purchasers good and marketable title to the Shares, free and clear of any lien, claim, encumbrance, security interest, restriction on transfer (other than restrictions imposed by applicable state or federal securities laws) or other defect in title, other than such as have been created by Purchasers.

          3.  Representations and Warranties of Purchasers.
Each Purchaser hereby represents and warrants to the Company and Seller as follows:

               (a) Such Purchaser acknowledges and understands that an investment in the Shares is speculative and involves a risk of loss of the entire investment and no assurance can be given of any income from, or return on, such investment.

               (b) Seller has made available to such Purchaser prior to the purchase of any of the Shares, information concerning the Company, its business and financial condition and future prospects, as well as the opportunity to ask questions of and receive answers from representatives of the Company concerning the Company's business and financial condition and future prospects, to the extent that Seller possesses such information or can acquire it without unreasonable effort or expense, and all such questions, if asked, have been answered satisfactorily and all such documents, if examined, have been found to be fully satisfactory. Purchasers acknowledge that the Company is not responsible for any such information except to the extent that such information has been made publicly available by the Company through its public filings or otherwise.

               (c) Such Purchaser acknowledges and understands that (1) the Shares have not been registered under the Securities Act of 1933 (the "1933 Act") or any state securities laws and are being offered and sold in reliance upon exemptions provided in the 1933 Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the 1933 Act and applicable state securities laws or unless an exemption from such registration is available; and (ii) Rule 144 under the 1933 Act (which under certain circumstances allows a public sale of shares held for at least two (2) years) may not be available as a basis for the exemption from registration of any of the Shares.

               (d)  (i)  Such Purchaser is purchasing the
Shares, and any purchase of the Shares will be, for investment purposes only for the account of such Purchaser and not with any view toward a distribution thereof absent the effectiveness of a registration statement concerning the Shares or an exemption therefrom; (ii) such Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else any of the Shares and such Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement; and (iii) such Purchaser agrees not to resell or otherwise dispose of all or part of the Shares unless the intended disposition is permissible under and does not violate the 1933 Act, any state securities laws or rules or regulations thereunder.

          (e) Such Purchaser understands and acknowledges that all certificates for the Shares to be issued in connection with the purchase and sale hereunder will bear a legend to the following effect:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. Such shares may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated, in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws, unless an exemption from such registration is available."

          4.  Representations and Warranties of the Company.
The Company hereby represents and warrants to the Purchaser as follows:

          (a) The Company has taken all action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as (1) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally and (2) the availability of equitable remedies may be limited by equitable principles of general applicability.

          (b) When purchased by and issued to Purchasers, the Shares will be validly issued, fully paid and non-assessable shares of capital stock of the Company, with the rights as set forth in the Company's Certificate of Incorporation.

          5. Conditions to the Obligations of Purchaser and Seller.

          (a) The obligation of Purchasers to consummate the transactions contemplated hereby is subject to the following conditions:

          (i)  (1)  Seller shall have performed in all
material respects all of Seller's obligations hereunder required to be performed on or prior to the Closing Date, (2) the representations and warranties of Seller contained in this Agreement and in any certificate delivered by Seller pursuant hereto shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date, and (3) if requested by Purchasers, Purchasers shall have received a certificate signed by Seller to the foregoing effect.

          (ii) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any person before any court, arbitrator or governmental body, agency or official.

          (iii) All approvals, if any, required to be obtained by the Company, in the Company's reasonable judgment, in order to authorize and permit the consummation of the purchase and sale of the Shares shall have been obtained and there shall have been no material adverse change in the business or financial condition of the Company.

          (b) The obligation of Seller to consummate the transactions contemplated hereby is subject to the following conditions:

          (i) (1) Purchasers shall have performed in all material respects all of Purchasers' obligations hereunder required to be performed on or prior to the Closing Date, (2) the representations and warranties of Purchasers contained in this Agreement and in any certificate delivered by Purchasers pursuant hereto shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date and (3) if requested by Seller, Seller shall have received a certificate signed by Purchasers to the foregoing effect.

          (ii) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any person before any court, arbitrator or governmental body, agency or official.

          6.  Registration.

          6.1  Definitions.  As used herein:

          (a)  The terms "register," "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement with the Securities and Exchange Commission (the "Commission") in compliance with the 1933 Act and the declaration or ordering of the effectiveness of such registration statement.

          (b) For the purposes hereof the term "Registrable Securities" means: (i) the Shares, (ii) stock issued in lieu thereof in any reorganization and (iii) stock issued in respect of the stock referred to in (i) and (ii) as a result of a stock split, stock dividend, recapitalization or combination.

          (c) The terms "Holder" or "Holders" mean any person or persons to whom Registrable Securities were originally issued or permitted transferees under Section 6.4 hereof who hold
Registrable Securities.

          6.2 Filing of Registration Statement. Promptly following the date hereof, the Company will (a) file a Registration Statement on Form S-3 (or other appropriate form) for the sale or other disposition of all of the Shares from time to time in the manner specified by the Purchasers, consistent with the Rule 415 under the 1933 Act, and (b) use its best efforts to obtain a declaration of effectiveness of such Registration Statement as soon as practicable and take all actions incidental thereto (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the 1933 Act and any other governmental requirements or regulations) as may be necessary to permit or facilitate the sale and distribution of the Registrable Securities by the Holders, in the jurisdictions and in the manner that they may reasonably request, without restrictions; provided, however, that, notwithstanding the foregoing, the Company shall not be required to cause such registration statement to be filed with the Commission prior to the filing of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1993.

          6.3 Expenses of Registration. In order to induce the Company to enter into this Agreement, to agree to the registration provisions hereof, and to compensate the Company for any expenses incurred in connection therewith, Seller will at the Closing pay to the Company a non-accountable expense allowance equal to $.10 times the number of Shares, or $91,481 in the aggregate. Seller hereby authorizes Allen & Company Incorporated to reduce the amounts payable to Seller in respect of its Purchase Price as provided on Schedule A by such amount, and deliver such amount to the Company in fulfillment of such obligations. In addition, the Purchasers hereby agree to reimburse the Company for an aggregate amount of up to $10,000 toward the expenses incurred by the Company in connection with any registration pursuant to this Section 6. The Company shall bear the costs of any and all registration expenses in excess of such amounts.

          6.4 Registration Procedures. In connection with the registration effected by the Company pursuant to this Section 6, the Company will:

          (a) keep such registration statement effective and file any necessary post-effective amendments and use its best efforts to maintain the effectiveness thereof for a period of at least 36 months from the date of initial filing.

          (b) furnish such number of preliminary and final prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

          (c) take any other action which may be necessary or desirable to enable the Holders to consummate the public sale or disposition of the Registrable Securities in jurisdictions and at such times (within the period referred to in Section 6.4 (a)) as the Holders may reasonably request.

     6.5 Indemnification

     (a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each Purchaser, its directors, officers or any person who controls such Purchaser (within the meaning of the 1933 Act) against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of any material fact contained in any registration statement, prospectus or preliminary prospectus covering any of the Shares owned by such Purchaser, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Purchaser expressly for use in such registration statement or prospectus, or caused by such Purchaser's failure to deliver a copy of the registration statement or prospectus or any amendments thereto (it being acknowledged that the Company has agreed to furnish each Purchaser with a sufficient number of copies of the same).

     (b) Each Purchaser agrees to indemnify and hold harmless, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of any material fact contained in any registration statement, prospectus or preliminary prospectus covering any of the Shares owned by such Purchaser, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from any information furnished in writing by such Purchaser, and in no event will any Purchaser be obligated to indemnify the Company, its directors, officers or any person who controls the Company, in an amount in excess of the proceeds to be derived by such Purchaser from the sale of securities in the offering giving rise to a claim for indemnification.

     (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.
If such defense is not assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party any and other such indemnified parties with respect to such claim.

     7.  Miscellaneous.

     7.1 Law Governing. This Agreement shall be construed under and governed by the laws of the State of Delaware, without reference to any principles of conflicts of laws.

     7.2 Finder's Fees. Each party hereto agrees to indemnify and hold harmless the other party from any liability for commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such party, or any of its employees or representatives, are responsible.

     7.3 Notices. All notices and other communications hereunder shall be in writing (including telex, telecopy or similar transmission) and shall be given,

     if to the Company: Resource Recycling Technologies, Inc.
                        300 Plaza Drive
                        Vestal, NY  13850
                        Att:  Lawrence J. Schorr
                              President

     if to Seller:      JWP INC.
                        6 International Drive
                        Rye Brook, NY  10573
                        Att:  General Counsel

     if to any Purchaser: To such Purchasers name and
                          address as set forth on Schedule
                          A attached hereto

or to such other address of which either party may notify the other parties pursuant to the above provisions.

     7.4 Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party hereto, or in the case of waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     7.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, successors and assigns.

     7.6 Entire Agreement. This Agreement and the attachments hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     7.7 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

PURCHASERS:               ALLEN & COMPANY INCORPORATED


                          By:  /s/ James W. Quinn
                               Name:  James W. Quinn
                               Title:  Vice President



                               /s/ Paul A. Gould
                               PAUL A. GOULD

SELLER:                   JWP INC.


                          By:/s/ Joseph A. Gallo
                               Name: Joseph A. Gallo
                               Title: Senior V.P. & Treasurer


THE COMPANY:             RESOURCE RECYCLING TECHNOLOGIES
                          INC.


                          By:/s/ Lawrence J. Schorr
                               Name: Lawrence J. Schorr
                               Title: President

                                  SCHEDULE A

                             Schedule of Purchasers


Name and                 No. of Shares         Purchase
Address                  to be Purchased       Price

Allen & Company
  Incorporated               764,806          $1,999,255.44
711 Fifth Avenue
New York, NY  10022

Paul A. Gould                150,000             392,110.31
711 Fifth Avenue
New York, NY  10022

             Total           914,806          $2,391,365.75